CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-66090 and 333-115148-01) of Dynegy Holdings Inc. of our report dated March 11, 2005, relating to the consolidated financial statements of West Coast Power LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Houston, Texas March 23, 2005